Exhibit 99.1

Tallgrass Energy Partners Announces Follow-On Public Offering of Common Units

LEAWOOD, Kan.--(BUSINESS WIRE)--February 23, 2015--Tallgrass Energy Partners, LP (NYSE: TEP) (“TEP” or the “Partnership”) announced today the commencement, subject to market conditions, of an underwritten public offering of 10,000,000 common units representing limited partner interests. The Partnership also intends to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 common units.

TEP intends to use the net proceeds from the offering to fund a portion of the consideration for the potential acquisition from a subsidiary of Tallgrass Development of an additional 33.3% interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”). The potential acquisition would increase TEP’s ownership of Pony Express to 66.7%. No definitive transaction agreement for the potential acquisition of an interest in Pony Express has been executed at this time and the proposed transaction remains subject to final review, negotiations and approval by the conflicts committee and the board of directors of TEP’s general partner. Pending the use of proceeds for such purpose, TEP intends to use the net proceeds of the offering to repay borrowings under TEP’s revolving credit facility with any excess to be used for general partnership purposes.

BofA Merrill Lynch, Deutsche Bank Securities, Barclays, Citigroup, Credit Suisse, Goldman, Sachs & Co., Morgan Stanley, RBC Capital Markets and Wells Fargo Securities are acting as the joint book-running managers for the offering. BBVA, Capital One Securities and Regions Securities are acting as the co-managers for the offering. When available, copies of the preliminary prospectus supplement, prospectus supplement, and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission's website at www.sec.gov or from the underwriters of the offering as follows:

BofA Merrill Lynch	Deutsche Bank Securities Inc.
222 Broadway	60 Wall Street
New York, NY 10038	New York, NY 10005
Attn: Prospectus Department	Attn: Prospectus Group
Email: dg.prospectus_requests@baml.com	Email: prospectus.cpdg@db.com
Telephone: (800) 503-4611

The common units will be offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. We provide crude oil transportation to customers in Wyoming and the surrounding region, servicing the Bakken oil production area of North Dakota and eastern Montana through our membership interest in Tallgrass Pony Express Pipeline. We also provide services for customers in Wyoming through Tallgrass Midstream at our Casper and Douglas natural gas processing and our West Frenchie Draw natural gas treating facilities and we provide water business services to customers in Colorado and Texas through BNN Water Solutions. Our operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth of the Partnership and its subsidiaries, including guidance regarding the number of units to be sold in the offering, the Partnership’s expected use of proceeds from the offering, and the possibility that the Partnership may acquire an additional interest in Pony Express. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, the demand for crude oil transportation services, operating hazards, the effects of government regulation, tax positions and other risks incidental to transporting, storing and processing natural gas and crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by Tallgrass Energy Partners with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Tallgrass Energy Partners, LP
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 913-928-6014
media.relations@tallgrassenergylp.com